Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-181215) of Ocera Therapeutics, Inc.,

(2)
Registration Statement (Form S-8 No. 333-173535) pertaining to the 2001 Employee Stock Option Plan of Tranzyme, Inc., the 2001 Non-Employee Stock Option Plan of Tranzyme, Inc., the Amended and Restated 2003 Stock Option Plan of Tranzyme, Inc., the Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma, Inc., and the 2011 Stock Option and Incentive Plan of Tranzyme, Inc., and

(3)	Registration Statement (Form S-8 No. 333-182408) pertaining to the Amended and Restated 2011 Stock Option and Incentive Plan of Tranzyme, Inc.;

of our report dated May 6, 2013, with respect to the financial statements of Ocera Therapeutics, Inc. included in this Current Report on Form 8-K/A of Ocera Therapeutics, Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
San Diego, California
September 27, 2013